Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 605	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Sherri Billings | CFO
501-975-6033

Bear State Financial, Inc. to Increase Quarterly
Cash Dividend by 20 Percent

Little Rock, AR – January 18, 2017 – Bear State Financial, Inc. (NASDAQ: BSF) announced today that its Board of Directors authorized a $0.03 cash dividend per share, an increase from $0.025, to shareholders of record at the close of business on February 1, 2017 and payable on February 15, 2017.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, Inc. please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates forty-eight branches and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

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